EXHIBIT 5.1

June 21, 2002


United Companies Corporation
834 Ridge Avenue
Pittsburgh, Pennsylvania 15212


RE:   UNITED COMPANIES CORPORATION  (THE "CORPORATION")
      REGISTRATION STATEMENT ON FORM S-4 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 4,983,666 shares of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK") in connection with the proposed merger of Avid Sportswear & Golf Corp., a Nevada corporation with and into Merger Co., Inc., a Nevada corporation and wholly-owned subsidiary of the Corporation.

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock included in the Registration Statement, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,


/s/ Kirkpatrick & Lockhart LLP
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Kirkpatrick & Lockhart LLP